SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 3, 2001

eResource Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8662	23-2265039

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3353 Peachtree Road, N.E., Suite 130, Atlanta, Georgia 30326

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (404) 760-2570

Item 2. Acquisition or Disposition of Assets.

      On April 3, 2001, eResource Capital Group, Inc., a Delaware corporation (the “Company”), completed its acquisition (the “LST Acquisition”) of LST, Inc., a Delaware corporation d/b/a LifeStyles Technologies (“LST”). Prior to the LST Acquisition, the Company, through a wholly-owned subsidiary owned approximately four percent (4%) of the issued and outstanding shares of LST’s common stock (“LST Common Stock”). The Company acquired the remaining ninety-six percent (96%) of LST’s Common Stock directly from the stockholders of LST pursuant to the terms of separate stock purchase agreements between each stockholder and the Company (collectively the “Purchase Agreements” and, individually a “Purchase Agreement”). In connection with the LST Acquisition, the Company agreed to issue 10,074,675 shares of the Company’s common stock, par value $.04 per share (“eRCG Common Stock”). The Company was obligated to issue 8,074,675 shares of eRCG Common Stock as of the consummation of the LST Acquisition (the “Closing”), with the remaining 2,000,000 shares of eRCG Common Stock to be issued only if LST meets certain performance criteria after the Closing (as described below).

      The basic form of Purchase Agreement, with certain minor variances, is the form the Company executed with the majority of the stockholders of LST (the “Basic Agreement”), a copy of which is included as Exhibit 2.1 to this Report. The Company executed a different form of Purchase Agreement with each of (i) Glenn I. Barrett, Jr., the President, Chief Executive Officer and stockholder of LST holding approximately twenty-eight percent (28%) of the outstanding LST Common Stock (the “Barrett Agreement”), and (ii) Brandon Holdings, Inc. (“Brandon Holdings”), a stockholder of LST holding approximately twenty-nine percent (29%) of the outstanding LST Common Stock (the “Brandon Agreement”), copies of which agreements are included as Exhibits 2.2 and 2.3, respectively, to this Report.

      All of the Purchase Agreements provide a purchase price for the LST Common Stock of $1.30 per share payable in restricted shares of eRCG Common Stock, with each share of eRCG Common Stock valued at the average daily closing price of such stock over the five (5) trading days preceding the Closing; provided, however, that the value of eRCG Common Stock used to calculate such purchase price would be no less than $1.00 per share (the “Consideration”). Since the five-day average stock price of eRCG Common Stock prior to Closing was less than $1.00 per share, the value of eRCG Common Stock used to calculate the purchase price was deemed to be $1.00 per share and, as a result, the maximum number of shares of eRCG Common Stock issuable in connection with the LST Acquisition is 10,074,675, of which 8,074,675 shares the Company became obligated to issue as of Closing and of which 2,000,000 shares the Company will issue only if LST meets certain performance criteria after Closing as described in the Brandon Agreement and Barrett Agreement.

      Although the Barrett Agreement and the Brandon Agreement provide for the same Consideration as the Basic Agreement, receipt of a portion of such Consideration (up to 2,000,000 shares of eRCG Common Stock) is contingent upon LST meeting or exceeding specified performance milestones through March 31, 2002, as described more fully in the Barrett Agreement and the Brandon Agreement. The Barrett Agreement and the Brandon Agreement also have provisions limiting for a three-year period the number of shares of eRCG Common Stock that Mr. Barrett and Brandon Holdings may sell on any trading day.

      In connection with the Barrett Agreement, Mr. Barrett and the Company have executed an employment agreement (the “Employment Agreement”), included as Exhibit 10.1 to this Report. The Employment Agreement provides that Mr. Barrett will serve as President and Chief Executive Officer of LST in return for an annual base salary of $150,000. The Employment Agreement has a two year initial term and renews automatically for one year unless either party elects not to renew and provides sixty (60) days prior notice of such election. The Employment Agreement also provides for up to six months salary as severance if Mr. Barrett is terminated for certain reasons. In addition, certain employees of LST who will continue as employees of LST after Closing will have their options to purchase LST Common Stock cancelled in exchange for options to purchase eRCG Common Stock issued by the Company pursuant to the Company’s 2000 Stock Compensation Plan.

      Pursuant to the form of Registration Rights Agreement that the Company entered into with each LST stockholder who executed a Purchase Agreement, the Company has agreed to file a registration statement on Form S-3, or if the Company is ineligible to use such from, another appropriate form, within 180 days of Closing and has agreed to use commercially reasonable efforts to include the eRCG Common Stock issued in connection with the LST Acquisition on such registration statement, subject to certain terms and conditions set forth in the Registration Rights Agreement, a copy of which is included as Exhibit 4.1 to this Report.

      Michael D. Pruitt, a Director, Chief Executive Officer and President of the Company, is also Chairman of the Board of Directors of LST. Prior to Closing, Mr. Pruitt was also a LST stockholder holding approximately three percent (3%) of the outstanding LST Common Stock. Mr. Pruitt entered into a Purchase Agreement with the Company and, in connection with the LST Acquisition, sold his shares of LST Common Stock to the Company for per share consideration equal to the per share consideration received by other LST stockholders who sold their shares of LST Common Stock pursuant to the terms set forth in the Basic Agreement. In addition to the LST Acquisition, Mr. Pruitt loaned $100,000 to LST which loan remains outstanding.

      The foregoing description of the LST Acquisition and the Purchase Agreements, the Registration Rights Agreement and the Employment Agreement are qualified in their entirety by reference to such agreements which are filed as Exhibits 2.1, 2.2, 2.3, 4.1 and 10.1 to this Report and incorporated herein by reference.

      The shares of eRCG Common Stock issued in connection with the LST Acquisition were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Regulation D of the Securities and Exchange Commission promulgated thereunder.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) – (b)     Financial Statements and Pro Forma Information.

      All required financial statements and pro forma financial information will be filed by amendment to the Report not later than sixty (60) days after the due date of this Report.

      (c)             Exhibits.

2.1	The Stock Purchase Agreement between the Company and the majority of the stockholders of LST, Inc. (Certain of the exhibits and schedules to the Basic Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

2.2	Stock Purchase Agreement between the Company and Glenn I. Barrett, Jr. dated March 16, 2001. (Certain of the exhibits and schedules to the Barrett Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

2.3	Stock Purchase Agreement between the Company and Brandon Holdings, Inc. dated March 21, 2001. (Certain of the exhibits and schedules to the Brandon Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

4.2	Registration Rights Agreement entered into in connection with the Purchase Agreements.

10.1	Employment Agreement between the Company and Glenn I. Barrett, Jr. dated March 16, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

eResource Capital Group, Inc.

	By:	/s/ William L. Wortman

William L. Wortman
Vice-President, Treasurer and Chief Financial Officer

Dated: April 18, 2001

EXHIBIT INDEX

Exhibits.

2.1	The Stock Purchase Agreement between the Company and the majority of the stockholders of LST, Inc.

2.2	Stock Purchase Agreement between the Company and Glenn I. Barrett, Jr. dated March 16, 2001.

2.3	Stock Purchase Agreement between the Company and Brandon Holdings, Inc. dated March 21, 2001.

4.2	Registration Rights Agreement entered into in connection with the Purchase Agreements.

10.1	Employment Agreement between the Company and Glenn I. Barrett, Jr. dated March 16, 2001.